Exhibit 10.4

tZERO GROUP, INC.
NOTICE OF RESTRICTED STOCK UNIT GRANT
tZERO Group, Inc. (the “Company”), under its 2017 Equity Incentive Plan (as amended from time to time, the “Plan”), hereby grants the restricted stock units (“RSUs”) as set forth below, which will be subject to all of the terms and conditions as set forth in this notice (the “Grant Notice”), in the Restricted Stock Unit Agreement (the “RSU Agreement”) and in the Plan, both of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the RSU Agreement will have the same definitions as in the Plan or the RSU Agreement. If there is any conflict between the terms in the RSU Agreement and the Plan, the terms of the Plan will control.

Participant:
Type of Grant:	Restricted Stock Units
Date of Grant:
Time Vesting Commencement Date:
Number of RSUs:
Delivery Date:	As set forth in the RSU Agreement

Vesting: The RSUs will vest upon satisfaction of both the Time Vesting Condition and Liquidity Vesting Condition (such date or dates, a “Vesting Date”).

a.
Time Vesting. The RSUs will time vest over a             period with, subject to the Participant’s Continuous Service on each vesting date, the RSUs time vesting as to         of the total number of shares of Common Stock on each of the Time Vesting Commencement Date, the         of the Time Vesting Commencement Date and the         of the Time Vesting Commencement Date (the “Time Vesting Condition”). Any fractional shares will be allocated to the first vesting tranche.

b.
Liquidity Vesting. The RSUs will liquidity vest upon the occurrence of a Liquidity Event, so long as such Liquidity Event occurs within 10 years from the Date of Grant (the “Liquidity Vesting Condition”). “Liquidity Event” means the earlier of: (a) a Change in Control; or (b) the effective date of a Qualified IPO.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands the terms of, this Grant Notice, the RSU Agreement and the Plan. If applicable, Participant acknowledges that he or she has been made aware of the Company’s Rule 701(e) Information Statement (the “Information Statement”) for the Plan, and the Company encourages Participant to review the Information Statement. Participant acknowledges and agrees that if Participant receives the RSU without first reviewing the Information Statement, Participant is knowingly and voluntarily declining to review the Information Statement. As of the Date of Grant, this Grant Notice, the RSU Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the RSUs and supersede all prior oral and written agreements with respect to the RSUs. By accepting the RSUs, Participant consents to receive documents governing the RSUs by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company from time to time.
[Signature page follows]

tZERO Group, Inc.:

By: ____________________________________ Signature
Name: __________________________________
Title: __________________________________
Date: __________________________________

Participant:

By: ____________________________________ Signature
Name: __________________________________
Title: __________________________________
Date: __________________________________

tZERO GROUP, INC.
RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Notice of Restricted Stock Unit Grant (the “Grant Notice”) and this Restricted Stock Unit Agreement (this “Agreement”), tZERO Group, Inc., a Delaware corporation (the “Company”) is hereby granting the restricted stock units (the “RSUs”) as set forth in the Grant Notice under its 2017 Equity Incentive Plan (as amended from time to time, the “Plan”).
Section 1.Introduction. The Company has previously adopted the Plan for the purpose of providing eligible Employees, Directors and Consultants with increased incentive to render services, to exert maximum effort for the business success of the Company and to strengthen the identification of such individuals with the shareholders. The Company, acting through the Administrator (as defined in the Plan), has determined that its interests will be advanced by the grant of RSUs under the Plan.

Section 2.Vesting. The RSUs will vest as provided in the Grant Notice. Time vesting will cease at the time the Participant ceases to be in Continuous Service. Any portion of the RSUs that has not yet satisfied the Time Vesting Condition will be forfeited at the time the Participant ceases to be in Continuous Service. Notwithstanding anything in this Agreement to the contrary, the Administrator, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to Participant, accelerate the earliest date or dates on which any of the RSUs granted hereunder satisfy the Time Vesting Condition, provided that the RSUs will not fully vest until both the Time Vesting Condition and Liquidity Vesting Condition are met. In the event that the Liquidity Vesting Condition is not satisfied within 10 years following the Date of Grant, the RSUs shall be forfeited and immediately terminate.

Section 3.Delivery.

(a)RSUs that vest as a result of a Qualified IPO that satisfies the Liquidity Vesting Condition after satisfaction of the Time Vesting Condition will be delivered on a date to be determined by the Company that is no later than the earlier of (i) seven (7) months after the effective date of the Qualified IPO or (ii) the last business day prior to March 15 of the calendar year following the year in which the Qualified IPO was effective.

(b)RSUs that vest (i) as a result of satisfaction of the Time Vesting Condition after a Qualified IPO that satisfies the Liquidity Vesting Condition and (ii) prior to the date the Company otherwise delivers RSUs pursuant to Section 3(a), will be delivered in accordance with Section 3(a).

(c)RSUs that vest as a result of (a) a Change in Control that satisfies the Liquidity Vesting Condition after satisfaction of the Time Vesting Condition or (b) satisfaction of a Time Vesting Condition after satisfaction of the Liquidity Vesting Condition (to the extent not covered by Section 3(b)), will be delivered as promptly as practicable (and no later than thirty (30) days) after the applicable vesting condition.

(d)In order to effect such delivery, the Company shall issue to Participant (or, in the event of the Participant’s prior death, their estate or beneficiaries) the number of shares with respect to the RSUs that have vested; provided, however, that such delivery shall be deemed effected for all purposes when such Shares are issued and delivered to the Participant and the Participant’s name is entered as a stockholder of record on the books of the Company.

Section 4.Company’s Right of First Refusal. Before any shares of Common Stock issued following full vesting of the RSUs (the “Shares”) held by the Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”).

(a)Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”), as soon as practicable following the Holder’s bona fide intention to sell or otherwise transfer such Shares, stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 4, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)Exception for Certain Family Transfers. Anything to the contrary contained in this Section 4 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or following the Participant’s death by will to the beneficiaries thereof or by intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 4. “Immediate Family” as used herein shall mean spouse (or domestic partner, as defined below), lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 4, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 4. As used herein, a person will be deemed to be a “domestic partner” of another person if the two persons (1) reside in the same residence and plan to do so indefinitely, (2) have resided together for at least one year, (3) are each at least 18 years of age and mentally competent to consent to contract, (4) are not blood relatives any closer than would prohibit legal marriage in the state in which they reside, and (5) have each been the sole spouse equivalent of the other for the year prior to the transfer and plan to remain so indefinitely; provided that a person will not be considered a domestic partner if he or she is married to another person or has any other spouse equivalent.

(g)Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

Section 5.Transferability. This Agreement and any RSUs that are not fully vested shall not be transferable by Participant other than by Participant’s will or by the laws of descent and distribution. Any heir or legatee of Participant shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Agreement to heirs or legatees of Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions here-of.

Section 6.No Rights as Shareholder. Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Agreement until the RSUs vest and shares are delivered as provided in Sections 2 and 3 of this Agreement.

Section 7.Adjustments. The shares of Common Stock subject to the RSUs may be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.

Section 8.Change in Control. In the event of a Change in Control, the provisions of Section 14 of the Plan shall apply solely to the Time Vesting Condition; for the avoidance of doubt, in the event of any Qualified IPO, the Time Vesting Condition shall not be satisfied by virtue of such Qualified IPO.

Section 9.Restrictive Covenants. By accepting the RSUs, Participant agrees and acknowledges that Participant will be subject to the restrictive covenants set forth on Exhibit A, attached hereto.

Section 10.Shareholders’ Agreement. Participant acknowledges that, in connection with the grant or vesting of the RSUs granted under this Agreement, the Administrator may require Participant to execute and become a party to the Shareholders’ Agreement as a condition of such grant or vesting.

Section 11.Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the vesting of the RSUs herein granted, Participant (or any person acting under Section 4) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

Section 12.Compliance With Laws. Notwithstanding any of the other provisions here-of, Participant agrees that he or she will not receive any stock pursuant to a vested RSU granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Agreement, if the issuance of such shares of Common Stock would constitute a violation by Participant or by the Company of any provision of any law or regulation of any governmental authority. The parties agree to work together in good faith to resolve any potential violation referenced in this Section 12.

Section 13.Withholding of Tax. The Participant is advised to review with his or her own tax advisors the federal, state and local tax consequences of receiving the RSUs. The Participant hereby represents to the Company that he or she is relying solely on such advisors and not on any statements or representations of the Company, its Affiliates or any of their respective agents. If, in connection with the RSUs, the Company is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 12(e) of the Plan. If the RSUs vest prior to payment, then the Participant agrees to cooperate with the Company to satisfy any tax withholding obligations, in such manner as determined by the Committee in its sole discretion.

Section 14.Section 409A. Payments under this Agreement are intended to be exempt from or comply with Section 409A of the Internal Revenue Code (“Section 409A”) to the extent applicable, and this Agreement shall be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement or any employment agreement the Participant has entered into with the Company, to the extent that any payment under this Agreement is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to the Participant by reason of termination of the Participant’s Employment, then (a) such payment shall be made to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment shall not be made before the date that is six (6) months after the date of the Participant’s separation from service (or the Participant’s earlier death). Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A.

Section 15.No Right to Employment or Other Service. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue to serve the Company in the capacity in effect at the time the Participant was granted or shall affect the right of the Company to terminate (a) the employment of Participant with or without notice and with or without Cause or (b) any other service relationship between Participant and the Company, as the case may be. If there is a dispute as to “Cause”, the definitive Cause of any termination of employment or service shall be determined by a mutually agreed upon third-party arbiter or a final decision entered in a court of competent jurisdiction.

Section 16.Resolution of Disputes. As a condition of the granting of the RSUs hereby, Participant and Participant’s heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by a mutually agreed upon third-party arbiter or a final decision entered in a court of competent jurisdiction.

Section 17.Legends on Certificate. The certificates representing the shares of Common Stock received after the vesting of the RSUs will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop‑transfer instructions with respect to such shares.

Section 18.Lockup. Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Participant will not sell or otherwise dispose of shares of the Company’s capital stock without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by the Company or such underwriters and subject to all restrictions as the Company or the underwriters may specify; provided that, the foregoing will not apply to (i) sales of any securities to be included in the registration statement for such public offering or (ii) sales of a number of Shares (rounded up to the nearest whole share) with a Fair Market Value equal to the withholding obligation in the event that the Administrator permits share withholding under Section 12(e) of the Plan in connection with such sales. For the avoidance of doubt, the provisions of this Section shall only apply to a public offering of the Company’s securities. Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

Section 19.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the CEO of the Company at the Company’s principal corporate offices. Any notice required to be delivered to Participant under this Agreement shall be in writing and addressed to Participant at Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time. The Company shall be under no obligation whatsoever to advise Participant of the existence, maturity or termination of any of Participant’s rights here-under and Participant shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Participant’s rights or privileges hereunder.

Section 20.Construction and Interpretation. Whenever the term “Participant” is used herein under circumstances applicable to any other person or persons to whom this Award, in accordance with the provisions of Section 5 hereof, may be transferred, the word “Participant” shall be deemed to include such person or persons.

Section 21.Agreement Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement. Notwithstanding anything in this Agreement to the contrary, if any subsequent amendment impairs the Participant’s rights or increases the Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent.

Section 22.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

Section 23.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

Section 24.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its reasonable discretion. The grant of the RSUs in this Agreement does not create any contractual right to receive any RSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Participant’s employment or other service with the Company. Notwithstanding anything in this Agreement to the contrary, if any subsequent amendment, cancellation, or termination of the Plan impairs the Participant’s rights or increases the Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment, modification or termination shall also be subject to the Participant’s consent.

Section 25.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect Participant’s material rights under this Agreement without Participant’s consent.

Section 26.No Impact on Other Benefits. The value of Participant’s RSU is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Section 27.Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon vesting of the RSUs or disposition of the underlying shares and that Participant should consult a tax advisor prior to disposition.

EXHIBIT A - RESTRICTIVE COVENANTS
In consideration for Participant agreeing to the following restrictions, the Company agrees to provide Participant with the Restricted Stock Units pursuant to this Agreement, as well as one or more of the following: initial or continued employment with the Company; portions of the Company’s confidential, proprietary and trade secret information; the ability to develop relationships with the Company’s potential and existing suppliers, financing sources, customers and employees; and specialized training in, and knowledge of, the business group the Participant is employed with.
1.At all times during Participant’s employment with the Company, and for the applicable Protected Period (as defined below) following the termination of Participant’s employment by the Company for “Cause” (as defined in the Plan), Participant shall be bound by the Noncompete Obligation (defined below).

2.In the event Participant voluntarily terminates his/her employment for any reason or where the Company terminates Participant’s employment without Cause, the Company may elect, in its sole and absolute discretion upon notice to Participant, to require that Participant be bound by the Noncompete Obligation during the applicable Protected Period and to provide Participant with continuation of Participant’s salary in accordance with the Company’s standard payroll practice during the Protected Period (the “Restrictive Covenant Benefit”). In the event Participant does not receive a salary from the Company, Participant shall receive an amount, as determined by the Company in its sole and absolute discretion, based on Participant’s corporate title with the Company or its Affiliates.

The receipt of the Restrictive Covenant Benefit is conditioned upon the execution of a general waiver and release agreement in a form agreeable to the Company that becomes effective and irrevocable no later than 30 days following the Participant’s termination of employment. For the avoidance of doubt, the Participant has no legally binding right to the Restrictive Covenant Benefit unless and until the Company elects, in its sole and absolute discretion, to require that Participant be bound by the Noncompete Obligation.
3.In the event that Participant voluntarily terminates employment with the Company or the Company terminates Participant’s employment without Cause, and the Company does not elect to provide the Restrictive Covenant Benefit to Participant under Paragraph (2) above, Participant shall not be bound by the Noncompete Obligation. If Participant voluntarily terminates employment with the Company or the Company terminates Participant’s employment without Cause and the Company elects to provide the Restrictive Covenant Benefit for a period of less than the Protected Period, Participant shall be bound by the Noncompete Obligation only for the period that the Company is paying, or that the Participant is receiving, the Restrictive Covenant Benefit.

4.The Company may elect, in its sole and absolute discretion, to provide notice to Participant prior to a termination without Cause (instead of offering the Restrictive Covenant Benefit under Paragraph (2) above), the amount of said notice to be equal to the otherwise applicable Protected Period. During this notice period, Participant will remain an employee of the Company and will assist in transitioning the business relationships with customers and other business contacts with which Participant has had material involvement as requested by the Company and as needed to help the Company retain such business relationships. However, Participant acknowledges and agrees that the Company can remove Participant from active service during this notice period at its discretion but that doing so will not eliminate Participant’s duty to remain loyal to the Company while on the Company’s payroll and to otherwise comply with the restrictions in this Agreement. The Company reserves the right at its sole and absolute discretion to require Participant not to carry out Participant’s duties or to carry out limited duties for the Company prior to the termination date. During the notice period, the Company shall be under no obligation to provide any work to, or vest any powers in, Participant and Participant shall have no right to perform any services for the Company. During the notice period, the Company shall be entitled at its sole and absolute discretion: (i) to require Participant not to attend Participant’s place of work or any other premises of the Company; and (ii) to require Participant to work from Participant’s home. During the notice period, Participant shall continue to receive Participant’s salary and all contractual benefits in the usual way and shall remain an employee of the Company with all associated duties under the common law.

5.Participant further agrees that for one (1) year following the termination of Participant’s employment by either Participant or the Company for any reason or no reason, Participant will not, without the prior written consent of the Company, directly or indirectly (i) solicit, encourage, or induce any employee of the Company to terminate his or her employment with the Company; or (ii) hire or employ any person who is or was an employee or consultant of the Company.

6.Participant further agrees that for the Protected Period and thirty (30) days thereafter, upon the termination of Participant’s employment by either Participant or the Company for any reason or no reason, Participant will not, without the prior written consent of the Company, directly or indirectly: (i) solicit any customer, supplier or vendor of the Company with which or with whom Participant was involved as part of Participant’s job responsibilities during Participant’s employment with the Company (other than any such customer with which or with whom Participant conducted business prior to commencement of his/her employment with the Company) or regarding which or whom Participant learned Confidential Information during Participant’s employment with the Company to obtain a Conflicting Product or Service from a Competing Business; or (ii) encourage or induce any customer, supplier or vendor of the Company not to do business with the Company or to reduce the amount of business it is doing or might do in the future with the Company or its affiliated entities. Participant and the Company agree this restriction is inherently reasonable because it is limited to the places or locations where the customer is doing business at the time.

7.Participant further acknowledges and agrees that the protective covenants herein are material and important terms of this Agreement, and Participant further agrees that should all or any part or application of Paragraphs (1), (2), (4), (5) or (6) of this Exhibit A be held or found invalid or unenforceable for any reason whatsoever by a court or arbitrator of competent jurisdiction in an action between Participant and the Company (despite, and after application of, any applicable rights to reformation that could add or renew enforceability), or if the Participant breaches the obligations of this Exhibit A, the Company shall be entitled to receive from Participant a return of the RSUs or the Shares and Restrictive Covenant Benefit (if applicable) and the Participant shall forfeit any remaining portion of the Restrictive Covenant Benefit that has not been paid or distributed to the Participant. If Participant has sold, transferred, or otherwise disposed of the RSUs or the Shares, the Company shall be entitled to receive from Participant the profits (if any) derived by Participant by virtue of such sale, transfer, or other disposition.

8.Participant agrees not to engage in any unauthorized use or disclosure of the Company’s Confidential Information, customer relationships, or specialized training. Participant agrees to use the Company’s Confidential Information and other benefits of Participant’s employment to further the business interests of the Company. Participant agrees to preserve records on current and prospective Company customers, suppliers, and other business relationships that Participant develops or helps to develop, and not use these records in any way, directly or indirectly, to harm the Company’s business. Participant agrees not to use the Company’s Confidential Information or any document or record concerning the business and affairs of the Company (“Company Record”) for any purpose without the prior written authorization of an officer of the Company, except that Participant may use Confidential Information and Company Records to perform Participant’s duties. These restrictions on use or disclosure of Confidential Information will only apply for three (3) years after the end of Participant’s employment where information that does not qualify as a trade secret is concerned; however, the restrictions will continue to apply to trade secret information for as long as the information at issue remains qualified as a trade secret.

9.As used herein, the following terms shall have the meaning ascribed to them:

(a)“Protected Period” shall mean:

(i)	For Officers, Directors and Consultants: six (6) months;

(ii)	For other Employees: four (4) months;

(b)‘‘Noncompete Obligation” means that Participant will not, directly or indirectly, provide services to a Competing Business that are identical or similar to those Participant performed for the Company or which serve the same or similar function or purpose or which are otherwise likely to result in the disclosure of Confidential Information.

(c)“Competing Business” means any person or entity engaged in the business of providing a Conflicting Product or Service that is identical or similar to those that Participant performed for the Company.

(d)“Conflicting Product or Service” means a product and/or service that is the same or similar in function or purpose to a Company product and/or service, such that it would replace or compete with: a product and/or service the Company provides to its customers; or a product or service that is under development or planning by the Company but not yet provided to customers and regarding which Participant was provided Confidential Information in the course of his/her employment.

(e)“Confidential Information” refers to the Company’s trade secrets and any other legally protectable information that is maintained as confidential by the Company and that is not authorized for disclosure to the public.

10.If a court or arbitrator finds a restriction herein to be unenforceable as written, such court or arbitrator (for the jurisdiction covered by that court or the matter before that arbitrator only) will revise the restriction so as to make it enforceable to protect the Company’s legitimate business interests. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

11.Notwithstanding any provision of the Plan or this Agreement to the contrary, the validity and construction of the provisions of this Exhibit A will be governed by the laws of the State of New York, without regard to the conflicts of law principles thereof. The Participant expressly agrees that the provisions of the Plan, apply with full force and effect to this Exhibit A.